Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data gives effect to our acquisition of six hotels from the Independent Property Owners of America (“IPOA”) which occurred in November, 2005, to the acquisition of six Savannah Suites hotels which occurred on August 18, 2006 and to the acquisition of a seventh Savannah Suites hotel which occurred on November 16, 2006. The total purchase price allocated to the acquired Savannah Suites hotels is based on preliminary estimates and is subject to change.

The pro forma consolidated balance sheet gives effect to the acquisition of the seventh Savannah Suites hotel as if the transaction had occurred on September 30, 2006. The pro forma consolidated statements of operations for the year ended December 31, 2005 are presented as if the acquisitions of the six hotels from IPOA and the Savannah Suites hotels had occurred on January 1, 2005. The pro forma consolidated statements of operations for the nine months ended September 30, 2006 are presented as if the acquisition of the Savannah Suites hotels had occurred on January 1, 2005. We are a self-administered real estate investment trust and the unaudited pro forma consolidated financial data is presented on the assumption that we distribute at least 90% of our taxable income to our shareholders and do not incur federal income tax liability for the periods presented. In the opinion of our management, all adjustments necessary to reflect the effects of these transactions have been made.

The unaudited pro forma consolidated financial data is presented for comparative purposes only and is not necessarily indicative of what would have been our actual consolidated financial position or results on the date and for the periods presented and does not purport to represent our future consolidated financial position or results of operations. The unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by our historical consolidated financial statements and notes and the historical consolidated financial statements and notes of the acquired hotels.

Supertel Hospitality, Inc. and Subsidiaries Pro Forma Consolidated Balance Sheet (Unaudited) (In thousands) September 30, 2006
	Historical Supertel	Acquisition Pro Forma Adjustments		Supertel after Acquisitions Pro Forma Consolidated
ASSETS
Investments in hotel properties	$243,457	$5,409	(a)	$248,866
Less accumulated depreciation	61,358	—		61,358

	182,099	5,409		187,508

Cash and cash equivalents	2,378	—		2,378
Accounts receivable	1,875	—		1,875
Prepaid expenses and other assets	3,473	—		3,473
Deferred financing costs, net	1,613	—		1,613

	$191,438	$5,409		$196,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$11,065	$—		$11,065
Long-term debt	124,143	5,409	(a)	129,552

	135,208	5,409		140,617

Minority interest in consolidated partnerships	3,562	—		3,562

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,515,258 shares outstanding, liquidation preference of $15,153	15	—		15
Preferred stock warrants	53	—		53
Common stock, $.01 par value, 25,000,000 shares authorized; 12,064,286 shares outstanding	121	—		121
Additional paid-in capital	65,661	—		65,661
Distributions in excess of retained earnings	(13,182)	—		(13,182)

	52,668	—		52,668

	$191,438	$5,409		$196,847

See accompanying note to Pro Forma Consolidated Balance Sheet

Note to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006

(dollar amounts in thousands)

The following note provides information regarding the assumptions used for the pro forma adjustments for the acquisition and financing of the Savannah Suites hotels.

(a) To reflect the acquisition of the seventh Savannah Suite hotel on November 16, 2006:

Savannah Suites 1 hotel
Purchase price	$5,350
Acquisition costs	59

$5,409

The purchase of the six Savannah Suites hotels occurred on August 18, 2006 and is reflected in the Supertel Historical September 30, 2006 balance sheet. The purchase of the six hotels was funded by a $17,850 term loan and $6,417 bridge loan from General Electric Capital Corporation (“GECC”) entered into on August 18, 2006 by Supertel Limited Partnership. The GECC term loan requires monthly interest payments in the first two years of the loan, monthly interest and principal (equal to one-twelfth of one percent of the loan amount) payments in the third year of the loan and monthly interest and principal (amortized over 20 years) payments in the fourth through the tenth years of the loan. The principal balance of the GECC term loan is due and payable on September 1, 2016. The GECC term loan bears interest at three-month LIBOR plus 1.70% (reset monthly) and can be converted to a fixed rate equal to the seven-year weekly U.S. dollar interest rate swap plus 1.98% between the seventh and thirty-sixth months of the loan. As of September 30, 2006 the three month LIBOR is 5.4%. The GECC bridge loan of $6,417 requires monthly interest payments with the principal balance due and payable on March 1, 2007. The GECC bridge loan bears interest at three-month LIBOR plus 5.00% (reset monthly).

The remainder of the purchase price of the six Savannah Suites hotels of approximately $3,383, plus $294 of acquisitions costs and $79 of deferred financing was borrowed from the revolving credit facility with Great Western Bank. The revolving credit facility bears an interest rate equal to the national prime rate which was 8.25% on September 30, 2006.

The purchase of the seventh Savannah Suites hotel for $5,350, plus acquisition costs of $59 was funded by the existing credit facilities at 8.25%.

In summary:

Savannah Suites 1 hotel
Borrowing from revolving credit facility:
Purchase price	$5,350
Acquisition costs	59

$5,409

Supertel Hospitality, Inc. and Subsidiaries Pro Forma Consolidated Statement of Operations (Unaudited) (In thousands) Year Ended December 31, 2005
	Historical Supertel	Acquisition Pro Forma Adjustments IPOA 6 hotels		Supertel Pro Forma After IPOA Acquisition	Acquisition Pro Forma Adjustments Savannah Suites 7 hotels		Supertel after Acquisitions Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$60,537	$9,586	(a)	$70,123	$8,070	(a)	$78,193
Other	158	—		158	—		158

	60,695	9,586		70,281	8,070		78,351

EXPENSES
Hotel and property operations	42,372	6,430	(a)	48,802	4,495	(a)	53,297
Depreciation and amortization	6,863	1,158	(b)	8,021	941	(b)	8,962
General and administrative	2,526	—		2,526	—		2,526

	51,761	7,588		59,349	5,436		64,785

EARNINGS FROM CONTINUING OPERATIONS BEFORE LOSS ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	8,934	1,998		10,932	2,634		13,566

Net loss on dispositions of assets	(2)	—		(2)	(13)		(15)
Interest	(5,959)	(1,906	)(c)	(7,865)	(2,635	)(c)	(10,500)
Minority interest	(226)	—		(226)	—		(226)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,747	92		2,839	(14)		2,825

Income tax benefit	(31)	—		(31)	—		(31)

NET EARNINGS (LOSS)	2,778	92		2,870	(14)		2,856

Preferred stock dividend	(6)	—		(6)	—		(6)

NET EARNINGS (LOSS) AVAILABLE

TO COMMON SHAREHOLDERS	$2,772	$92		$2,864	$(14)		$2,850

Weighted average shares outstanding—basic and diluted	12,062			12,062			12,062

Net earnings per share	$0.23			$0.24			$0.24

See accompanying notes to Pro Forma Consolidated Statement of Operations

Supertel Hospitality, Inc. and Subsidiaries Pro Forma Consolidated Statement of Operations (Unaudited) (In thousands) Nine Months Ended September 30, 2006
	Historical Supertel	Acquisition Pro Forma Adjustments Savannah Suites 7 hotels		Supertel after Acquisition Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$58,249	$5,267	(a)	$63,516
Other	108	—		108

	58,357	5,267		63,624

EXPENSES
Hotel and property operations	39,943	3,159	(a)	43,102
Depreciation and amortization	6,329	613	(b)	6,942
General and administrative	2,092	—		2,092

	48,364	3,772		52,136

EARNINGS FROM CONTINUING OPERATIONS BEFORE LOSS ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	9,993	1,495		11,488

Net loss on disposition of assets	(6)	(4)		(10)
Interest	(5,804)	(1,683	)(c)	(7,487)
Minority interest	(272)	—		(272)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,911	(192)		3,719

Income tax expense	261	—		261

NET EARNINGS (LOSS)	3,650	(192)		3,458

Preferred stock dividend	(912)	—		(912)

NET EARNINGS (LOSS) AVAILABLE

TO COMMON SHAREHOLDERS	$2,738	$(192)		$2,546

Weighted average number of shares outstanding for:

Calculation of earnings per share - basic	12,067			12,067

Calculation of earnings per share - diluted	12,072			12,072

Net income available to common shareholders:

EPS - basic	$0.23			$0.21

EPS - diluted	$0.23			$0.21

See accompanying notes to Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005 and Nine Months Ended September 30, 2006

(dollar amounts in thousands, except per share amounts)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisition of the IPOA hotels up to the date of their acquisition in November, 2005, the six Savannah Suites hotels acquired on August 18, 2006 and the seventh Savannah Suites hotel acquired on November 16, 2006.

(a)	To reflect the operations of the acquisitions of the six IPOA hotels and the Savannah Suites hotels using the historical financial statements for the hotels for the year ended December 31, 2005 and for the nine months ended September 30, 2006 and adjusting those numbers for specific verifiable and continuing changes in operating expenses.

	December 31, 2005		September 30, 2006
	IPOA	Savannah Suites	Savannah Suites
	6 hotels	7 hotels	7 hotels
Room rentals and other hotel services	$9,586	$8,070	$5,267

Hotel and property operations:
Baseline expenses	$6,637	$4,720	$3,282
(i)	(98)	(212)	(106)
(ii)	(133)	(13)	(17)
(iii)	24	—	—

Total Adjustments	(207)	(225)	(123)

Adjusted expenses	$6,430	$4,495	$3,159

(i)	To reflect the cost reductions resulting from the terms of our agreements with Royal Host Management and Guest House Inn Corp. which will eliminate the cost of an administrative position and reduce the cost of the management fee to 4% for the IPOA and 4.8% for the Savannah Suites properties that are managed by Guest House Inn Corp.

(ii)	The Company obtained insurance coverage for the hotels which cost less than that previously charged to the hotels by the sellers.

(iii)	To increase the cost of IPOA’s franchise fees by .25% in accordance with franchise agreements.

(b)	To reflect pro forma depreciation and amortization based on the depreciable basis of the Company’s acquisition cost assuming asset lives of 39 years for buildings, and five years for furniture, fixtures and equipment. Leasehold interests are amortized over the remaining life of the lease.

(c)	To reflect interest expense including amortization of deferring financing costs related to:

The acquisition of the six IPOA hotels and the related $14,830 long-term mortgage note payable, at 5.97% per annum, $6,123 of assumed mortgage note payable at 7.41% per annum, $3,000 of an interest-free seller note ($2,831 using an imputed interest rate of 5.97%) and $8,956 of borrowings from the Company’s revolving credit facility at 7%.

The acquisition of the six Savannah Suites hotels with a mortgage notes payable of $17,850 at a variable rate of 7.1% adjustable monthly, $3,756 (which includes approximately $294 of acquisition costs and approximately $79 of deferred financing) of borrowings from the Company’s revolving credit facility at 8.25% and $6,417 of borrowings from a six month bridge loan at 10.4% which is then refinanced by $6,417 of borrowings from the Company’s revolving credit facility at 8.25%.

The interest related to the purchase of the seventh Savannah Suites hotel for $5,350 and estimated acquisition costs of $59 from the Company’s existing credit facility at 8.25%.

If the variable rates of the mortgages, bridge loan and revolving credit facility were to increase by 1/8%, the annual and nine month increase in interest expense would be $61 and $16, respectively.